Exhibit(23)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MB Financial, Inc.

We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 28, 2008, relating to the consolidated financial statements and internal control over financial reporting, which are contained in MB Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the registration statement.

/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
December 19, 2008